                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 27, 2001




                       FORLINK SOFTWARE CORPORATION, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Nevada                               0-18731                             87-0438458
    ----------------------------                  -----------                          -------------
    (State or other jurisdiction                  (Commission                          (IRS Employer
          of incorporation)                      File Number)                       Identification No.)



            Fang Yuan Mansion 9F, Zhongguancun South Road Yi No. 56,
                      Haidian District, Beijing, PRC 100044
   -----------------------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:       011-8610 8802 6368


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT. Pursuant to a Plan of Reorganization for the acquisition of Beijing Slait Science & Technology Development Limited Co. ("SLAIT"), as discussed below in Item 2, all officers and directors of the Registrant resigned, with the exception of Xiaoxia Zhao, who remains as Chairman of the Board of Directors, Secretary and Treasurer, and will now also serve as Chief Accounting Officer and Chief Financial Officer. Two former shareholders of SLAIT became officers and directors of the Registrant: Yi He became President and a Director, and now owns approximately 30.4% of the voting securities of the Registrant; and Hongkeung Lam became a Director, and now owns approximately 12.4% of the voting securities of the Registrant. In addition, Jing Zeng now owns approximately 6.8% of the voting securities of the Registrant.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

PLAN OF REORGANIZATION.

         Pursuant to a Plan of Reorganization dated January 11, 2001, the Board of Directors and a majority of the shareholders of the Registrant, approved the Registrant's acquisition of a controlling interest of SLAIT. Closing of the transaction occurred on August 27, 2001. The Registrant issued 59,430,000 shares of common stock of the Registrant to SLAIT's 37 shareholders in exchange for 100% of the outstanding equity of SLAIT. The former shareholders of SLAIT now own approximately 70% of the 84,900,000 issued and outstanding shares of the Registrant's common stock, and the Registrant owns 100% of the issued and outstanding shares of SLAIT. By virtue of the Share Exchange, SLAIT becomes a wholly-owned subsidiary of the Registrant.

The Registrant also agreed to transfer 1,085,000 RMB (approximately US$140,000) to be disbursed to the former shareholders of SLAIT.

SUMMARY DESCRIPTION OF SLAIT.

SLAIT is an Application Integration Technology (AIT) provider. Established in 1998, SLAIT is focusing on offering AIT and its applications for several industries, including: Telecommunications, Financial Services, Retailers and Third Party Logistics.

SLAIT provides its customers with state-of-art products and services in both software and hardware, to allow them to offer e-commerce service to their customers. SLAIT's customers include Beijing Mobile Communication Company, PICC (People's Insurance Company of China) and the Agricultural Bank of China Guangdong Branch.

SLAIT provides services for training consultation and e-commerce transactions and focuses on assisting customers in providing reliable e-commerce services total application solutions. SLAIT also assists enterprises in various industries in fully utilizing their existing investments in developing new integrated application systems.

RESIGNATIONS AND APPOINTMENT OF DIRECTORS.

Pursuant to the Plan of Reorganization, at Closing all officers and directors of the Registrant resigned, with the exception of Xiaoxia Zhao, who remains as Chairman of the Board of Directors, Secretary and Treasurer, and will now also serve as Chief Accounting Officer and Chief Financial Officer.

Two former shareholders of SLAIT became officers and directors of the Registrant. Biographies of the Registrant's new officers and directors follow:

Yi He, President, Director. Age 35. From January 1998 to present, Mr. He has been the Founder, Chairman and President of Beijing SLAIT Science & Technology Development Limited Co. From March 1993 to January 1998, Mr. He was the President of Beijing Sunny Computer System Engineering Co. Mr. He has a Master's Degree in Computer Science from Peking University.

Honkeung Lam, Director. Age 49. From July 2000 to present, Mr. Lam has been the Chairman of Beijing Hi Sun In Soft Information Technology Ltd. From June 1998 to June 2000, Mr. Lam was the Chairman and President of Beijing Jinshili Information Technology Ltd. From 1992 to February 1998, Mr. Lam was the Manager of Beijing office of Taiwan Acer Computer (Far East) Co.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements of Beijing Slait Science & Technology Development Limited Co. are being provided herewith, following the signature page.

         (b) Pro Forma Financial Information. The required pro forma financial information is being provided herewith, commencing on page P-1 following the financial statements.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.       Description

         2.3 Plan of Reorganization dated January 11, 2001 between the Corporation and Beijing SLAIT Science & Technology Development Limited Co. (Filed herewith.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FORLINK SOFTWARE CORPORATION, INC.


                                        By:  /s/ Xiaoxia Zhao
                                             -----------------------------------
                                             Xiaoxia Zhao, Chairman and CFO


Date:  August 30, 2001

                             BEIJING SLAIT SCIENCE &
                       TECHNOLOGY DEVELOPMENT LIMITED CO.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          INDEX TO FINANCIAL STATEMENTS





                                                       Pages
Report of Independent Auditors                           1

Balance Sheets                                           2

Statements of Operations                                 3

Statements of Owners' Equity                             4

Statements of Cash Flows                                 5

Notes to Financial Statements                       6 - 11

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors of
Beijing Slait Science & Technology Development Limited Co.


We have audited the accompanying balance sheets of Beijing Slait Science & Technology Development Limited Co. as of December 31, 2000 and 1999, and the related statements of operations, owners' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Slait Science & Technology Development Limited Co. as of December 31, 2000 and 1999 and the results of its operations and cash flows for the years ended December 31, 2000 and 1999, in conformity with generally accepted accounting principles in the United States of America.






BDO INTERNATIONAL

Hong Kong
May 7, 2001

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                                 BALANCE SHEETS

(Expressed in US Dollars)



                                                               DECEMBER 31,  DECEMBER 31,
                                                                  2000          1999
                                                               -----------   -----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                    $    47,401   $    19,615
  Accounts receivable                                               57,488        85,304
  Other receivables, deposits and prepayments (Note 3)             513,955       431,526
  Amounts due from owners (Note 4)                                 130,711       344,553
  Other investments                                                 60,386        60,386
                                                               -----------   -----------

  Total current assets                                             809,941       941,384

Property, plant and equipment (Note 5)                             291,347       195,922
Amount due from related company (Note 6)                           160,547       160,547
                                                               -----------   -----------

TOTAL ASSETS                                                   $ 1,261,835   $ 1,297,853
                                                               ===========   ===========

LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                             $   342,616   $   326,009
  Other payables and accrued expenses (Note 7)                     454,275       453,507
  Other taxes payable (Note 8)                                      56,948       123,826
                                                               -----------   -----------

  Total current liabilities                                        853,839       903,342
                                                               -----------   -----------


COMMITMENTS AND CONTINGENCIES (Note 9)

OWNERS' EQUITY
  Registered capital                                               131,039       131,039
  Retained profits                                                 276,957       263,472
                                                               -----------   -----------

  Total owners' equity                                             407,996       394,511
                                                               -----------   -----------

TOTAL LIABILITIES AND OWNERS' EQUITY                           $ 1,261,835   $ 1,297,853
                                                               ===========   ===========






                 See accompanying notes to financial statements.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                            STATEMENTS OF OPERATIONS

(Expressed in US Dollars)



                                           YEAR ENDED       YEAR ENDED
                                           DECEMBER 31,    DECEMBER 31,
                                              2000            1999
                                           ------------    ------------
NET SALES                                  $  2,644,242    $  1,557,306

COST OF SALES                                (2,350,507)     (1,044,608)
                                           ------------    ------------

GROSS PROFIT                                    293,735         512,698

SELLING EXPENSES                                (73,405)        (60,095)

GENERAL AND ADMINISTRATIVE EXPENSES            (207,670)       (205,339)
                                           ------------    ------------

OPERATING PROFIT                                 12,660         247,264

INTEREST INCOME                                     825           1,090
                                           ------------    ------------

PROFIT BEFORE INCOME TAX                         13,485         248,354

PROVISION FOR INCOME TAX (Note 10)                   --              --
                                           ------------    ------------

NET INCOME                                 $     13,485    $    248,354
                                           ============    ============








                 See accompanying notes to financial statements.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          STATEMENTS OF OWNERS' EQUITY

(Expressed in US Dollars)



                                                                TOTAL
                                      REGISTERED  RETAINED     OWNERS'
                                       CAPITAL     PROFITS     EQUITY
                                      ---------   ---------   ---------
Balance, January 25, 1998             $      --   $      --   $      --

Capital contribution                    131,039          --     131,039

Net income                                   --      15,118      15,118
                                      ---------   ---------   ---------

Balance, December 31, 1998              131,039      15,118     146,157

Net income                                   --     248,354     248,354
                                      ---------   ---------   ---------

Balance, December 31, 1999              131,039     263,472     394,511

Net income                                   --      13,485      13,485
                                      ---------   ---------   ---------

Balance, December 31, 2000            $ 131,039   $ 276,957   $ 407,996
                                      =========   =========   =========





                 See accompanying notes to financial statements.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                            STATEMENTS OF CASH FLOWS

                Increase/(decrease) in Cash and Cash Equivalents

(Expressed in US Dollars)



                                                                    YEAR ENDED      YEAR ENDED
                                                                    DECEMBER 31,   DECEMBER 31,
                                                                       2000           1999
                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                        $    13,485    $   248,354
   Adjustments to reconcile net income
    to net cash provided by operating activities
  Depreciation                                                           12,867          7,798
  Changes in:
    Accounts receivables                                                 27,816        (85,304)
    Other receivables, deposits and prepayments                         (82,429)     2,778,973
    Accounts payable                                                     16,607       (200,275)
    Others payables and accrued expenses                                    768     (2,541,953)
    Other taxes payable                                                 (66,878)        24,856
                                                                    -----------    -----------

NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES                     (77,764)       232,449
                                                                    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property, plant and equipment                         (108,292)      (176,920)
  Amount due from related company                                            --         41,063
                                                                    -----------    -----------

NET CASH USED IN INVESTING ACTIVITIES                                  (108,292)      (135,857)
                                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Amounts due from owners                                                 213,842       (243,103)
                                                                    -----------    -----------

NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES                     213,842       (243,103)
                                                                    -----------    -----------

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                     27,786       (146,511)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                           19,615        166,126
                                                                    -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $    47,401    $    19,615
                                                                    -----------    -----------





                 See accompanying notes to financial statements.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          NOTES TO FINANCIAL STATEMENTS

(Expressed in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Beijing Slait Science & Technology Development Limited Co. ("the Company") was established in the People's Republic of China (the "PRC") on January 25, 1998 as a limited liability company. The Company is owned by three individual PRC citizens, namely Li Wei, He Yi and Yang Li Zhu.

The Company commenced operations in May 1998. The principal activities of the Company are sale of computer hardware and provision of computer software consultancy and engineering services in the PRC. The Company has been granted a ten years operation period which can be extended with approvals from relevant PRC authorities.

The Company's registered and fully paid up capital is RMB1,085,000.


NOTE 2 - SUMMARY OF IMPORTANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The functional currency of the Company is Renminbi (RMB) and the financial records are maintained and the financial statements are prepared in RMB.

Foreign currency transactions during the year are translated into RMB at the exchange rates ruling at the transaction dates. Gain and loss resulting from foreign currency transactions are included in the statement of operations. When assets and liabilities denominated in foreign currencies at the date of balance sheet are translated into RMB at the market rates of exchange ruling at that date. All exchange differences are dealt with in the statements of operations.

For the purpose of preparing these financial statements, the financial statements in RMB have been translated into United States Dollars at US$1.00 = RMB8.28, translation adjustments are included as a component of owners' equity.

Exchange rates between US$ and RMB are fairly stable during the years presented. The rates ruling as of December 31, 2000 and 1999 are US$1: RMB8.28 and US$1:
RMB8.28, respectively. Due to the stability of the exchange rates, there were no net adjustments in owners' equity.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          NOTES TO FINANCIAL STATEMENTS


(Expressed in US Dollars)



NOTE 2 - SUMMARY OF IMPORTANT ACCOUNTING POLICIES - CONTINUED

RELATED PARTY

A related party is an entity that can control or significantly influence the management or operating policies of another entity to the extent one of the entities may be prevented from pursuing its own interests. A related party may also be any party the entity deals with that can exercise that control.

PROPERTY, PLANT, EQUIPMENT AND DEPRECIATION

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

                                                      ESTIMATED
                                                     USEFUL LIFE
                                                     (IN YEARS)
                                                     -----------
Building                                                      20
Office equipment                                               5
Motor vehicle                                                 10

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. Additions and betterments to office equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in the statement of operations.

LONG-LIVED ASSETS

The Company periodically reviews their long-lived assets for impairment based upon the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the asset is written down to its net realizable value.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109. Under SFAS No. 109, deferred tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments approximate their fair values as of December 31, 2000 and 1999 because of the relatively short-term maturity of these instruments.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          NOTES TO FINANCIAL STATEMENTS


(Expressed in US Dollars)



NOTE 2 - SUMMARY OF IMPORTANT ACCOUNTING POLICIES - CONTINUED

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized as income in the period of change. SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, its current and planned future activities relative to derivative instruments, the adoption of SFAS No. 133 did not affect the Company's financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101, as amended, summarizes and clarifies certain existing accounting principles for the recognition and classification of revenues in the financial statements. The adoption of SAB 101 did not have any effect on the Company's financial statements.

REVENUE RECOGNITION

The sale of computer hardware is recognised as revenue on the transfer of risks of ownership, which generally coincides with the time when the goods are delivered to customers and title has passed.

Revenue from provision of computer consultancy and engineering services is recognised when services are rendered in stages as separate identifiable phases of a project are completed.

OTHER INVESTMENTS

The Company holds an interest in a privately held PRC company. The Company records the investment at cost because it does not have the ability to exercise significant influence over the investee.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          NOTES TO FINANCIAL STATEMENTS


(Expressed in US Dollars)


NOTE 3 - OTHER RECEIVABLE, DEPOSITS AND PREPAYMENTS

                                       DECEMBER 31,    DECEMBER 31,
                                          2000            1999
                                      -------------   -------------
Other receivables                     $      82,337   $      67,929
Deposits paid to suppliers                  396,320         340,801
Prepayments                                  35,298          22,796
                                      -------------   -------------

                                      $     513,955   $     431,526
                                      =============   =============


NOTE 4 - AMOUNTS DUE FROM OWNERS

The Company, from time to time, received from or made repayment to two of the owners. The amounts due from owners do not bear any interest and do not have clearly defined term of repayment.


NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET

                                       DECEMBER 31,     DECEMBER 31,
                                          2000             1999
                                      -------------    -------------
Building                              $     155,648    $     153,707
Office equipment                            140,845           52,610
Motor vehicle                                18,116               --
                                      -------------    -------------

                                            314,609          206,317
Less: Accumulated depreciation              (23,262)         (10,395)
                                      -------------    -------------

                                      $     291,347    $     195,922
                                      =============    =============


Building represents an office situated in Chengdu, PRC. The office was purchased by the Company under the name of Mr. He Yi, one of the owners and directors of the Company. By an owners' resolution passed on March 8, 1999, it was ratified that the title to the office belongs to the Company. The office has been pledged to a bank for a mortgage loan granted to Mr. He Yi.


NOTE 6 - AMOUNT DUE FROM RELATED COMPANY

The amount due from the related company, in which one of the owners of the Company has beneficial interests, is unsecured, interest free and without fixed term of repayment.

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          NOTES TO FINANCIAL STATEMENTS


(Expressed in US Dollars)

NOTE 7 - OTHER PAYABLES AND ACCRUED EXPENSES

                                       DECEMBER 31,    DECEMBER 31,
                                           2000            1999
                                      -------------   -------------
Deposits from customers               $     256,026   $     303,176
Other payables                              112,329         105,481
Accrued expenses                             85,920          44,850
                                      -------------   -------------

                                      $     454,275   $     453,507
                                      =============   =============


NOTE 8 - OTHER TAX PAYABLE

Other taxes payable comprise mainly Valued-Added Tax ("VAT") and Business Tax ("BT"). The Company is subject to output VAT levied at the rate of 17% of its operating revenue. The input VAT paid on purchases of materials and other direct inputs can be used to offset the output VAT levied on operating revenue to determine the net VAT payable or recoverable. BT is charged at a rate of 5% on the revenue from the provisions of computer consultancy services.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENT

During the years ended December 31, 2000 and 1999, the Company incurred lease expenses amounting to $82,735 and $80,104 respectively. As of December 31, 2000 and 1999, the Company had commitments under non-cancellable operating leases expiring in excess of one year amounting to $58,932 and $108,696 respectively. Rental payments for each of the succeeding period are:

                                            DECEMBER 31,    DECEMBER 31,
                                               2000            1999
                                           -------------   -------------
January 1, 2000 to December 31, 2000       $          --   $      36,232
January 1, 2001 to December 31, 2001              40,816          54,348
January 1, 2002 to December 31, 2002              18,116          18,116
                                           -------------   -------------

                                           $      58,932   $     108,696
                                           =============   =============

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                          NOTES TO FINANCIAL STATEMENTS


(Expressed in US Dollars)



NOTE 10 - INCOME TAX

No provision for income tax has been made in the financial statements as the Company is eligible to full income tax exemption for the years ended 2000 and 1999.

Pursuant to an approval document dated October 22, 1998 issued by the Beijing Tax Bureau, the Company, being a "New Technology Enterprise", is eligible to full exemption from PRC Corporate Income Tax for the period from February 1, 1999 to December 31, 2000.

No provision for deferred taxation has been made as there is no material temporary difference at the balance sheet date.


NOTE 11 - SUBSEQUENT EVENT

On January 11, 2001, the Company entered into an agreement of Plan of Reorganisation ("the Plan") with Forlink Software Corporation, Inc. ("Forlink"). It is agreed that Forlink will issue to the owners of the Company as individuals 59,430,000 authorised but unissued shares of common stock of Forlink in exchange of 100% of the fully paid up registered capital of SLAIT. The closing of this exchange transaction shall be on the date that is no earlier than 20 days after the completion of a mailing of a Definitive Information Statement to the shareholders of Forlink as required by Section 14(c) of the Securities Exchange Act of 1934. As of the latest practicable date, May 7, 2001, the final closing date of this Plan has not been determined.

                             BEIJING SLAIT SCIENCE &
                       TECHNOLOGY DEVELOPMENT LIMITED CO.

                         UNAUDITED FINANCIAL STATEMENTS
                       FOR THE THREE AND SIX MONTHS ENDED
                                  JUNE 30, 2001

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS



                                                                   PAGES

Balance Sheet                                                        1

Statements of Operations                                             2

Statements of Cash Flows                                             3

Notes to Financial Statements                                       4-5

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                                  BALANCE SHEET

(Expressed in US Dollars)

                                                                JUNE 30, 2001
                                                               --------------
                                                                (UNAUDITED)
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                    $      265,087
  Accounts receivable                                                 294,095
  Other receivables, deposits and prepayments (Note 1)                154,477
  Amounts due from owners                                              48,902
  Other taxes recoverable                                              18,653
  Inventories (Note 2)                                                175,143
                                                               --------------

  Total current assets                                                956,357

Property, plant and equipment                                         239,172
Amount due from related company                                        34,783
                                                               --------------

TOTAL ASSETS                                                   $    1,230,312
                                                               ==============

CURRENT LIABILITIES
  Accounts payable                                             $      176,318
  Other payables and accrued expenses (Note 3)                        575,300
  Income tax payable                                                   18,784
                                                               --------------

  Total current liabilities                                           770,402
                                                               --------------


COMMITMENTS AND CONTINGENCIES

OWNERS' EQUITY
  Registered capital                                                  131,039
  Retained profits                                                    328,871
                                                               --------------

  Total owners' equity                                                459,910
                                                               --------------

TOTAL LIABILITIES AND OWNERS' EQUITY                           $    1,230,312
                                                               ==============


            See accompanying notes to unaudited financial statements

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                            STATEMENTS OF OPERATIONS

(Expressed in US Dollars)


                                      THREE MONTHS ENDED               SIX MONTHS ENDED
                                           JUNE 30,                        JUNE 30,
                                 ----------------------------    ----------------------------
                                     2001            2000            2001            2000
                                 ------------    ------------    ------------    ------------
                                  (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)

NET SALES                        $  2,869,331    $    564,721    $  3,220,895    $    918,673

COST OF SALES (Note 4)             (2,516,741)       (495,107)     (2,853,859)       (813,664)
                                 ------------    ------------    ------------    ------------

GROSS PROFIT                          352,590          69,614         367,036         105,009

SELLING EXPENSES                      (18,753)        (24,881)        (31,555)        (36,067)

GENERAL AND
  ADMINISTRATIVE EXPENSES            (151,733)        (33,850)       (277,968)        (70,154)
                                 ------------    ------------    ------------    ------------
OPERATING PROFIT/(LOSS)               182,104          10,883          57,513          (1,212)

OTHER INCOME                           12,077              --          12,077              --

INTEREST INCOME                           967             393           1,108             521
                                 ------------    ------------    ------------    ------------

PROFIT/(LOSS) BEFORE
  INCOME TAX                          195,148          11,276          70,698            (691)

PROVISION FOR
  INCOME TAX (Note 5)                 (18,784)             --         (18,784)             --
                                 ------------    ------------    ------------    ------------

NET INCOME/(LOSS)                $    176,364    $     11,276    $     51,914    $       (691)
                                 ============    ============    ============    ============




            See accompanying notes to unaudited financial statements

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                             STATEMENT OF CASH FLOWS

                      Increase in Cash and Cash Equivalents

(Expressed in US Dollars)

                                                            SIX MONTHS ENDED JUNE 30,
                                                          --------------- ------------
                                                              2001            2000
                                                          ------------    ------------
                                                           (UNAUDITED)     (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income/(loss)                                       $     51,914    $       (691)
    Adjustments to reconcile net loss
    to net cash provided by operating activities
  Depreciation                                                  13,857           7,749
  Transfer of computer equipment                               101,945              --
  Changes in:
    Accounts receivable                                       (236,607)         85,304
    Other receivables, deposits and prepayments                359,478        (186,520)
    Inventories                                               (175,143)             --
    Accounts payable                                          (166,298)       (219,963)
    Others payables and accrued expenses                       121,025         746,467
    Other taxes recoverable                                    (75,601)       (176,457)
    Income tax payable                                          18,784              --
                                                          ------------    ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                       13,354         255,889

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property, plant and equipment                 (63,627)        (75,984)
  Proceed from disposal of other investment                     60,386              --
                                                          ------------    ------------

NET CASH USED IN INVESTING ACTIVITIES                           (3,241)        (75,984)
                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment from amounts due from owners                          81,809          11,290
Repayment from amount due from related company                 125,764              --
                                                          ------------    ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                      207,573          11,290
                                                          ------------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      217,686         191,195

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                                        47,401          19,615
                                                          ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                $    265,087    $    210,810
                                                          ============    ============


            See accompanying notes to unaudited financial statements

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

(EXPRESS IN US DOLLARS)

The financial information, included in this report, has been prepared by Beijing Slait Science & Technology Development Limited Co. ("the Company"), without audit. In the opinion of management, the financial information included in this report contains all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the result for the interim period. The result shown for interim period is not necessarily indicative of the results to be expected for the full year.

The following notes to financial statements have been condensed and, therefore, do not contain all disclosures required in connection with annual financial statements. Reference should be made to the notes to the Company's year-end financial statements contained with this filing.

NOTE 1 - OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

                                     JUNE 30, 2001
                                     -------------

Other receivables                     $     42,359
Deposits paid to suppliers                  88,445
Prepayments                                 23,673
                                      ------------
                                      $    154,477
                                      ============

NOTE 2 - INVENTORIES

                                     JUNE 30, 2001
                                     -------------

Finished goods                       $     175,143
                                     -------------

Inventories are stated at the lower of cost or market. Cost is computed using first-in, first-out method and includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business after the balance sheet date or to management estimates based on prevailing market conditions.

NOTE 3 - OTHER PAYABLES AND ACCRUED EXPENSES

                                     JUNE 30, 2001
                                     -------------

Deposits from customers               $    452,869
Other payables                              73,816
Accrued expenses                            48,615
                                      ------------
                                      $    575,300
                                      ============

           BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

(EXPRESS IN US DOLLARS)


NOTE 4 - TRANSFER OF COMPUTER EQUIPMENT

During the three months ended June 30, 2001 computer equipment with a carrying amount of $101,945 was transferred to customers in connection with computer engineering projects during the period. The carrying value of the equipment was included as a component of cost of sales.


NOTE 5 - INCOME TAX

Income tax represents current PRC income tax which is calculated at the statutory income tax rate of 15% on the assessable income for the six months ended June 30, 2001.

The difference between the statutory rate and the effective rate relates principally to nondeductible expenses.

Pursuant to an approval document dated October 22, 1998 issued by the Beijing Tax Bureau, the Company, being a "New Technology Enterprise", is eligible to full exemption from PRC Corporate Income Tax for the period from February 1, 1999 to December 31, 2000.

                       FORLINK SOFTWARE CORPORATION, INC.


                                   ----------

         Unaudited Pro-forma Condensed Consolidated Financial Statements

     For the Six Months Ended June 30, 2001 and Year Ended December 31, 2000

                                   ----------

                       FORLINK SOFTWARE CORPORATION, INC.

    INDEX TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                                                         PAGES

Pro-forma Condensed Consolidated Balance Sheet                             1

Pro-forma Condensed Consolidated Statement of Operations
  - Six Months Ended June 30, 2001                                         2
  - Year Ended December 31, 2000                                           3

Notes to Pro-forma Condensed Consolidated Financial Statements             4

                       FORLINK SOFTWARE CORPORATION, INC.

                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001

(Expressed in US Dollars)

                                                       HISTORICAL                      PRO-FORMA
                                              ---------------------------      ---------------------------
                                                  Slait         Forlink                           Total
                                               (Unaudited)    (Unaudited)       Adjustments    (Unaudited)
                                              ------------   ------------      ------------   ------------

ASSETS

Current assets
  Cash and cash equivalents                   $    265,087   $     58,662      $         --   $    323,749
  Accounts receivable                              294,095          5,321                          299,416
  Other receivables, deposits
    and prepayments                                154,477         94,962                          249,439
  Inventories                                      175,143         41,303                          216,446
  Amounts due from
    stockholders (owners)                           48,902             --                           48,902
  Other taxes recoverable                           18,653             --                           18,653
                                              ------------   ------------                     ------------

  Total current assets                             956,357        200,248                        1,156,605

Plant and equipment, net                           239,172        201,622                          440,794
Goodwill                                                --             --      (A)8,451,524      8,451,524
Amount due from related company                     34,783             --                           34,783
                                              ------------   ------------      ------------   ------------
Total assets                                  $  1,230,312   $    401,870      $  8,451,524   $ 10,083,706
                                              ------------   ------------      ------------   ------------

LIABILITIES AND OWNERS' EQUITY

Current liabilities
  Amounts due to stockholders                 $         --   $     46,661      (B)  131,039   $    177,700
  Accounts payable                                 176,318             --                          176,318
  Other payables and accrued expenses              575,300        146,933                          722,233
  Income tax payable                                18,784             --                           18,784
                                              ------------   ------------      ------------   ------------
  Total current liabilities                        770,402        193,594           131,039      1,095,035
                                              ------------   ------------      ------------   ------------

Commitments and contingencies

Stockholders' equity
  Common stock                                          --         25,470      (C)   59,430         84,900
  Registered capital/Additional
    paid-in capital                                131,039      1,608,649      (C)6,835,212      8,574,900
  Retained profits/(Accumulated losses)            328,871     (1,425,843)     (C)1,425,843        328,871
                                              ------------   ------------      ------------   ------------
  Total stockholders' equity                       459,910        208,276         8,320,485      8,988,671
                                              ------------   ------------      ------------   ------------
Total liabilities and
  stockholders' equity                        $  1,230,312   $    401,870      $  8,451,524   $ 10,083,706
                                              ------------   ------------      ------------   ------------

                       FORLINK SOFTWARE CORPORATION, INC.

            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2001


(Expressed in US Dollars)

                                                   HISTORICAL                        PRO-FORMA
                                          ----------------------------    ----------------------------
                                             Slait           Forlink                          Total
                                           (Unaudited)     (Unaudited)     Adjustments     (Unaudited)
                                          ------------    ------------    ------------    ------------

Net sales                                 $  3,220,895    $    182,571    $         --    $  3,403,466

Cost of sales                               (2,853,859)        (49,353)                     (2,903,212)
                                          ------------    ------------                    ------------

Gross profit                                   367,036         133,218                         500,254

Selling expenses                               (31,555)        (15,705)                        (47,260)

General and administrative expenses           (277,968)       (574,105)                       (852,073)
                                          ------------    ------------                    ------------

Operating profit/(loss)                         57,513        (456,592)                       (399,079)

Interest income                                  1,108             861                           1,969

Other income, net                               12,077              --                          12,077
                                          ------------    ------------                    ------------

Profit/(loss) before income tax                 70,698        (455,731)                       (385,033)

Provision for income tax                       (18,784)             --                         (18,784)
                                          ------------    ------------                    ------------

Net profit/(loss)                         $     51,914    $   (455,731)                   $   (403,817)
                                          ============    ============                    ============
Loss per share                                                      --                              --
                                                          ============                    ============

Weighted average common shares
  outstanding                                               25,463,039      59,430,000      84,893,039
                                                          ============    ============    ============

                       FORLINK SOFTWARE CORPORATION, INC.

            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000


(Expressed in US Dollars)

                                                    HISTORICAL                      PRO-FORMA
                                           ----------------------------    ---------------------------
                                               Slait          Forlink                         Total
                                            (Unaudited)     (Unaudited)     Adjustments    (Unaudited)
                                           ------------    ------------    ------------   ------------

Net sales                                  $  2,644,242    $    728,477     $        --   $  3,372,719

Cost of sales                                (2,350,507)       (385,719)                    (2,736,226)
                                           ------------    ------------                   ------------

Gross profit                                    293,735         342,758                        636,493

Selling expenses                                (73,405)       (135,256)                      (208,661)

General and administrative expenses            (207,670)     (1,062,792)                    (1,270,462)

Research and development expenses                    --        (120,497)                      (120,497)
                                           ------------    ------------                   ------------

Operating profit/(loss)                          12,660        (975,787)                      (963,172)

Interest income                                     825           7,943                          8,768

Other income, net                                    --           2,666                          2,666
                                           ------------    ------------                   ------------

Profit/(loss) before income tax                  13,485        (965,178)                      (951,693)

Provision for income tax                             --              --                             --
                                           ------------    ------------                   ------------

Net loss                                   $     13,485    $   (965,178)                  $   (951,693)
                                           ============    ============                   ============

Loss per share                                                    (0.04)                         (0.01)
                                                           ============                   ============

Weighted average common shares
  outstanding                                                25,237,808      59,430,000     84,667,808
                                                           ============    ============   ============

                       FORLINK SOFTWARE CORPORATION, INC.

         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Pro-forma financial positions as of June 30, 2001 are presented as if Forlink Software Corporation, Inc. and Beijing Slait Science & Technology Development Limited Co. ("Slait") were combined at June 30, 2001.

Pro-forma operating results are presented as if Forlink and Slait were combined at January 1, 2000.

Forlink will issue 59,430,000 shares of stock and $131,039 in cash for the net assets of Slait. As a result of the merger, the former owners of Slait will hold a majority interest in the combined entity. Generally accepted accounting principles require in certain circumstances that a company whose shareholders retain the majority voting interest in the combined business to be treated as the acquirer for financial reporting purposes. Accordingly, the merger will be accounted for as a "reverse merger" whereby Slait is deemed to have purchased Forlink. However, Forlink remains the legal entity and the Registrant for Security and Exchange Commission reporting purposes.

(A) To reflect the excess of acquisition cost over the estimated fair value of net assets acquired. The fair value of the net assets acquired is based upon a value of $0.34 per share, the closing price of Forlink's common stock on January 11, 2001. The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:

         Consideration paid as:

         Common stock of Forlink deemed to be issued               $  8,659,800
         Allocated to historical book value/fair value of
           Forlink's assets and liabilities                             208,276
                                                                   ------------

         Excess purchase price over allocation to
           identifiable assets and liabilities (goodwill)          $  8,451,524
                                                                   ------------

         This acquisition will be accounted for in accordance to FAS 141, Business Combinations, and FAS 142, Goodwill and other Intangible Assets. Therefore, the pro-forma financial statements reflect this combination in accordance with these statements.

(B) In accordance with terms of the acquisition, Forlink would transfer RMB1,085,000 (US$131,039) to Slait, this amount would be disbursed to the original owners of Slait. RMB1,085,000 (US$131,039) would be financed by loans from major stockholders of Forlink.

(C) To reflect elimination of shareholders' equity accounts of Forlink and to reflect the issuance of Forlink's common stock as consideration for the acquisition.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  2.3          Plan of Reorganization dated January 11, 2001 between the
               Corporation and Beijing SLAIT Science & Technology Development
               Limited Co. (Filed herewith.)